UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2022

Aesther Healthcare Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Madison Avenue, 8th Floor – Suite 8078 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 908-2659

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one half of one Redeemable Warrant	AEHAU	The Nasdaq Stock Market LLC
Class A Ordinary Share, par value $0.0001 per share	AEHA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	AEHAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary and description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Stockholders of Aesther Healthcare Acquisition Corp. and other interested parties are urged to read the Merger Agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

The Merger

On August 31, 2022, Aesther Healthcare Acquisition Corp., a Delaware corporation (“Aesther”) entered into an Agreement and Plan of Merger by and among Aesther, AHAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Aesther (“Merger Sub”), Aesther Healthcare Sponsor, LLC, Aesther’s sponsor (the “Sponsor”), in its capacity as purchaser representative, Ocean Biomedical, Inc., a Delaware corporation (“Ocean Biomedical”), and Dr. Chirinjeev Kathuria, in his capacity as seller representative (as may be amended and/or restated from time to time, the “Merger Agreement”), pursuant to which, among other things, the parties will effect the merger of Merger Sub with and into Ocean Biomedical, with Ocean Biomedical continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of Ocean Biomedical shall be exchanged for shares of Class A common stock, par value $0.0001 per share, of Aesther (the “Share Exchange”) subject to the conditions set forth in the Merger Agreement, with Ocean Biomedical surviving the Share Exchange as a wholly owned subsidiary of Aesther (the Share Exchange and the other transactions contemplated by the Merger Agreement, together, the “Transaction”).

Merger Consideration

As consideration for the Merger, the holders of Ocean Biomedical’s securities collectively shall be entitled to receive from Aesther, in the aggregate, a number of shares of Aesther Class A common stock with an aggregate value equal to (the “Merger Consideration”) (a) $240,000,000 minus (b) the amount, if any, by which the net working capital is less than negative $500,000, plus (c) the amount, if any, by which the net working capital exceeds $500,000 (but not less than zero), minus (d) the amount, if any, by which the closing net debt exceeds $1,500,000, minus (e) the amount, if any, by which the company transaction expenses exceed $6,000,000. In addition, holders of Ocean Biomedical’s securities shall also be entitled to receive from Aesther, in the aggregate, an additional 19,000,000 shares of Aesther Class A common stock in the event that the VWAP of Aesther’s Class A common stock, collectively, exceeds (a) $15.00 per share for 20 out of any 30 consecutive trading days beginning on the Closing Date of the Merger Agreement until the 36-month anniversary of the Closing Date, in which case the holders of Ocean Biomedical securities shall be entitled to receive an additional 5,000,000 shares of Aesther Class A common stock, (b) $17.50 per share for 20 out of any 30 consecutive trading days beginning on the Closing Date of the Merger Agreement until the 36-month anniversary of the Closing Date, in which case the holders of Ocean Biomedical securities shall be entitled to receive an additional 7,000,000 shares of Aesther Class A common stock and (c) $20.00 per share for 20 out of any 30 consecutive trading days beginning on the Closing Date of the Merger Agreement until the 36-month anniversary of the Closing Date, in which case the holders of Ocean Biomedical securities shall be entitled to receive an additional 7,000,000 shares of Aesther Class A common stock. In addition, for each Earnout Share Payment, Aesther will also issue to Sponsor an additional 1,000,000 shares of Aesther Class A common stock.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by each of Aesther and Ocean Biomedical as of the date of the Merger Agreement or other specified dates. Certain of the representations and warranties are qualified by materiality or Material Adverse Effect (as defined below), as well as information provided in the disclosure schedules to the Merger Agreement. As used in the Merger Agreement, “Material Adverse Effect” means, with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or (b) the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents relating to the Merger Agreement to which such person or entity (or such entity’s subsidiaries) is a party or bound or to perform its obligations thereunder, in each case, subject to certain customary exceptions.

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No Survival

The representations and warranties of the parties contained in the Merger Agreement terminate as of, and do not survive, the Closing, and, following their expiration, there are no indemnification rights for another party’s breach thereof. The covenants and agreements of the parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing and consummate the transactions contemplated by the Merger Agreement. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including, among other things, those relating to: (i) the provision of access to their properties, books and personnel; (ii) the operation of their respective businesses in the ordinary course of business; (iii) the provision by Ocean Biomedical to Aesther of unaudited financial statements on a monthly, quarterly and annual basis; (iv) Aesther’s public filings; (v) use of proceeds in Aesther’s trust account; (vi) no insider trading; (vii) notifications of certain breaches, consent requirements or other matters; (viii) the preparation and filing of the Registration Statement as described in more detail below, (ix) public announcements; and (x) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the other party informed of the status of any such inquiries, proposals, offers or requests for information. The Merger Agreement also contains certain customary post-Closing covenants regarding (a) maintenance of books and records; (b) tax matters; and (c) indemnification of directors and officers and the purchase of tail directors’ and officers’ liability insurance.

In addition, Ocean Biomedical agreed to obtain its required shareholder approvals in the manner required under its organizational documents and applicable law for the execution, delivery and performance of the Merger Agreement and each of the ancillary documents to the Merger Agreement to which Ocean Biomedical is or is required to be a party or bound, and the consummation of the transactions contemplated thereby, including the merger.

In the Merger Agreement the parties made customary covenants regarding the registration statement on Form S-4 to be filed by Aesther with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The parties subsequently determined not to register the Purchaser Common Stock to be issued under the Merger Agreement to the holders of Ocean Biomedical common stock, the Second Street Warrants to be assumed thereunder and the Purchaser Common Stock issuable upon exercise of the Second Street Warrants, which will, instead, be issued pursuant to a private placement exemption from the Securities Act registration requirements.

Aesther will distribute a proxy statement to seek the consent of Aesther’s stockholders to, among other things, (i) adopt and approve the Merger Agreement and the Transaction; (ii) approve, to the extent necessary, the issuance of any shares in connection with the Equity Line of Credit and Backstop Agreement; (iii) approve the amended certificate of incorporation of Aesther in connection with the Merger; (iv) the appointment of the members of Aesther’s post-Closing board of directors (the “Post-Closing Board”); and (v) such other matters as Aesther and Ocean Biomedical shall hereafter mutually determine to be necessary or appropriate in order to effect the Transaction and (vi) the adjournment of the Aesther Special Meeting, if necessary or desirable in the reasonable determination of Aesther.

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The parties agreed that the Post-Closing Board will consist of nine directors, comprised of (i) two directors designated prior to the Closing by Aesther and (ii) seven designated by Ocean Biomedical, at least four of whom will be required to qualify as an independent director under Nasdaq rules.

The parties further agreed to take all action necessary so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Aesther immediately after the Closing will be the same individuals (in the same office) as that of the Ocean Biomedical immediately prior to the Closing.

Backstop Agreement and Equity Line of Credit

Simultaneously with the execution of the Merger Agreement, Aesther and Ocean Biomedical entered into an OTC Equity Prepaid Forward Transaction (the “Backstop Agreement”) with Vellar Opportunity Fund SPV LLC – Series 3 (“Vellar”), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Pursuant to the Backstop Agreement, Vellar has agreed to support the Transaction by purchasing shares of Aesther Class A common stock in the open market for up to $40,000,000, including from other Aesther stockholders that elected to redeem and subsequently revoked their prior elections to redeem their shares, following the expiration of the Company’s redemption offer. Aesther has agreed to purchase those shares from Vellar on a forward basis. The purchase price payable by the Company will include a prepayment in the amount of the redemption price per share. The Backstop Agreement matures on the earlier to occur of (a) 3 years after the closing of the Merger Agreement or (b) the date specified by Vellar in a written notice delivered at Vellar’s discretion if the VWAP of the shares during 20 out of 30 consecutive trading days is less than $3 per share. At maturity, any remaining shares subject to the forward transaction will be finally purchased by Aesther at maturity for an additional $2.50 per share. During the term of the forward Vellar may elect to sell some or all of the shares subject to the forward transaction after which those shares will no longer be subject to the forward, and in such event Vellar will repay the Company with a portion of the sale proceeds. If the forward is terminated after the business combination fails to close, except due to regulatory items or a material breach by Vellar, Aesther will be obligated to pay the counterparty a break-up fee equal to $1 million and certain fees and expenses.

Additionally, the Merger Agreement allows (but does not require) Aesther to seek and consummate subscription agreements with investors totaling in the range of $50,000,000 to $75,000,000 in connection with a private placement of Aesther’s Class A common stock on terms mutually agreeable to Aesther and Ocean Biomedical acting reasonably.

Extensions

By no later than September 16, 2022, Aesther shall, in accordance with its organizational documents and public filings, extend, by three months, the deadline by which it must complete the Transaction. To the extent necessary, Aesther shall obtain a second three-month extension by no later than December 16, 2022. Further, Sponsor will be entitled to receive from Aesther, in the aggregate, (i) a number of shares of Aesther’s Class A common stock with an aggregate value equal to the amount Sponsor contributed to the Trust Account as part of the extension(s), with each share of Aesther’s Class A common stock valued at the per share price plus (ii) 500,000 additional shares of Aesther’s Class A common stock.

Conditions to Consummation of the Merger

The Merger Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the shareholders of Aesther and Ocean Biomedical of the Transaction and the other matters requiring shareholder approval; (ii) approvals of any required governmental authorities and completion of any antitrust expiration periods; (iii) receipt of specified third party consents; (iv) no law or order preventing the Transaction; (v) the Registration Statement having been declared effective by the SEC; (vi) no material uncured breach by the other party; (vii) no occurrence of a Material Adverse Effect with respect to the other party; (viii) the satisfaction of the $5,000,001 minimum net tangible asset test by Aesther; (ix) approval from Nasdaq for the listing of the shares of Aesther’s Class A common to be issued in connection with the Transaction; and (x) reconstitution of the Post-Closing Board as contemplated under the Merger Agreement.

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In addition, unless waived by Ocean Biomedical, the obligations of Ocean Biomedical to consummate the Transaction are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Aesther of the Related Agreements (as defined and described in greater detail below), customary certificates and other Closing deliverables: (i) the representations and warranties of Aesther being true and correct as of the date of the Merger Agreement and as of the Closing (subject to customary exceptions, including materiality qualifiers); (ii) Aesther having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with by it on or prior to the date of the Closing; (iii) absence of any Material Adverse Effect with respect to Aesther since the date of the Merger Agreement which is continuing and uncured; (iv) the replacement of the Second Street Warrants; (v) at the Closing, Aesther having $50,000,000 in cash and cash equivalents, including funds remaining in the trust account (after giving effect to the completion and payment of any redemptions and any Transaction Expenses) and the proceeds of the Backstop Agreement.

Finally, unless waived by Aesther, the obligations of Aesther to consummate the Transaction are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Aesther of the Related Agreements (as defined and described in greater detail below), customary certificates and other Closing deliverables: (i) the representations and warranties of Ocean Biomedical being true and correct as of the date of the Merger Agreement and as of the Closing (subject to customary exceptions, including materiality qualifiers); (ii) Ocean Biomedical having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with by them on or prior to the date of the Closing; (iii) absence of any Material Adverse Effect with respect to Ocean Biomedical and its subsidiaries on a consolidated basis since the date of the Merger Agreement which is continuing and uncured; and (iv) the replacement of the Second Street Warrants.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Aesther and Ocean Biomedical; (ii) by either Aesther and Ocean Biomedical if any of the conditions to Closing have not been satisfied or waived by March 17, 2023 (the “Outside Date”), provided that any breach or violation of any representation, warranty or covenant of the party seeking termination is not the cause of the failure of the Closing to occur by the Outside Date; (iii) by either Aesther or Ocean Biomedical if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transaction, and such order or other action has become final and non-appealable; (iv) by either Aesther or Ocean Biomedical in the event of the other party’s uncured breach, if such breach would result in the failure of a closing condition (and so long as the terminating party is not also in breach under the Merger Agreement); (v) by Aesther if there has been a Material Adverse Effect on Ocean Biomedical and its subsidiaries on a consolidated basis following the date of the Merger Agreement that is uncured and continuing; and (vi) by either Aesther or Ocean Biomedical if Aesther and Ocean Biomedical holds a special meeting of its shareholders to approve the Merger Agreement and the Transaction, and the required approvals related to the Merger Agreement and the Transaction of either Aesther’s stockholders or Ocean Biomedical’s shareholders is not obtained.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud. The Merger Agreement does not provide for any termination fees.

Trust Account Waiver

Ocean Biomedical and Merger Sub each agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in Aesther’s trust account (including any distributions therefrom) held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom) other than in connection with the Closing.

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Governing Law

The Merger Agreement is governed by the laws of the State of Delaware without regard to the conflict of laws principles thereof. If a dispute relating to the Merger Agreement arises between the parties, the parties must seek to resolve such dispute amicably within 10 business days. If they are unable to do so, then such dispute must be resolved via arbitration pursuant to the then-existing expedited procedures of the American Arbitration Association, except that applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution are subject to the jurisdiction of the state or federal courts located in Delaware.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been filed with this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about Aesther, Ocean Biomedical, Merger Sub or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Aesther’s public disclosures.

Related Agreements

In connection with the Closing, Aesther and Ocean Biomedical will enter into certain additional agreements pursuant to the Merger Agreement (the “Related Agreements”). The terms of such Related Agreements have not yet been negotiated between Aesther and Ocean Biomedical. Finalizing such Related Agreements on terms mutually acceptable to Aesther and Ocean Biomedical is a condition to Closing of the Merger Agreement. Specifically, the Merger Agreement contemplates delivery of the following Related Agreements: (i) a non-competition and non-solicitation agreements delivered by the Company’s controlling shareholder Poseidon Bio, LLC, a Delaware limited liability company (“Poseidon”) and Poseidon’s controlling shareholder Dr. Chirinjeev Kathuria in favor of Aesther and Ocean Biomedical; (ii) a lock-up agreement from Poseidon and Dr. Chirinjeev Kathuria; and (iii) registration rights agreements with each stockholder of Ocean Biomedical.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are not historical facts and are forward-looking statements within the meaning of the federal securities laws with respect to the proposed Transaction between Aesther and Ocean Biomedical, including without limitation statements regarding the anticipated benefits of the proposed Transaction, the anticipated timing of the proposed Transaction, the implied enterprise value, future financial condition and performance of Ocean Biomedical and the combined company after the closing and expected financial impacts of the proposed Transaction, the satisfaction of closing conditions to the proposed Transaction, the level of redemptions of Aesther’s public stockholders and the products and markets and expected future performance and market opportunities of Ocean Biomedical. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “think,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “seeks,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

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These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Aesther’s securities; (ii) the risk that the proposed Transaction may not be completed by Aesther’s business combination deadline; (iii) the failure to satisfy the conditions to the consummation of the proposed Transaction, including the approval of the Merger Agreement by the stockholders of Aesther, the satisfaction of the minimum net tangible assets and minimum cash at closing requirements and the receipt of certain governmental, regulatory and third party approvals; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (v) the failure to achieve the minimum amount of cash available following any redemptions by Aesther’s stockholders; (vi) redemptions exceeding anticipated levels or the failure to meet The Nasdaq Global Market’s initial listing standards in connection with the consummation of the proposed Transaction; (vii) the effect of the announcement or pendency of the proposed Transaction on Ocean Biomedical’s business relationships, operating results, and business generally; (viii) risks that the proposed Transaction disrupts current plans and operations of Ocean Biomedical; (ix) the outcome of any legal proceedings that may be instituted against Ocean Biomedical or against Aesther related to the Merger Agreement or the proposed Transaction ; (x) changes in the markets in which Ocean Biomedical’s competes, including with respect to its competitive landscape, technology evolution, or regulatory changes; (xi) changes in domestic and global general economic conditions; (xii) risk that Ocean Biomedical may not be able to execute its growth strategies; (xiii) risks related to the ongoing COVID-19 pandemic and response, including supply chain disruptions; (xiv) risk that Ocean Biomedical may not be able to develop and maintain effective internal controls; (xv) costs related to the proposed Transaction and the failure to realize anticipated benefits of the proposed Transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (xvi) the ability to recognize the anticipated benefits of the proposed Transaction and to achieve its commercialization and development plans, and identify and realize additional opportunities, which may be affected by, among other things, competition, the ability of Ocean Biomedical to grow and manage growth economically and hire and retain key employees; (xvii) the risk that Ocean Biomedical may fail to keep pace with rapid technological developments to provide new and innovative products and services or make substantial investments in unsuccessful new products and services; (xviii) the ability to develop, license or acquire new therapeutics; (xix) the risk that Ocean Biomedical will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xx) the risk that Ocean Biomedical, post-combination, experiences difficulties in managing its growth and expanding operations; (xxi) the risk of product liability or regulatory lawsuits or proceedings relating to Ocean Biomedical’s business; (xxii) the risk of cyber security or foreign exchange losses; (xxiii) the risk that Ocean Biomedical is unable to secure or protect its intellectual property; and (xxiv) those factors discussed in Aesther’s filings with the SEC and that that will be contained in the proxy statement relating to the proposed Transaction .

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the preliminary proxy statement and the amendments thereto, the definitive proxy statement, and other documents to be filed by Aesther from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while Ocean Biomedical and Aesther may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither of Ocean Biomedical or Aesther gives any assurance that Ocean Biomedical or Aesther, or the combined company, will achieve its expectations. These forward-looking statements should not be relied upon as representing Aesther’s or Ocean Biomedical’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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Additional Information and Where to Find It

In connection with the Merger Agreement and the proposed Transaction, Aesther intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A relating to the proposed transaction. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that Aesther has filed or may file with the SEC in connection with the proposed transaction. Aesther’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto, the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about Aesther, Ocean Biomedical, the Merger Agreement, and the proposed Transaction. When available, the definitive proxy statement and other relevant materials for the proposed Transaction will be mailed to stockholders of Aesther as of a record date to be established for voting on the proposed Transaction. Before making any voting or investment decision, investors and stockholders of Aesther are urged to carefully read the entire proxy statement, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed Transaction. Aesther investors and stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Aesther Healthcare Acquisition Corp., 515 Madison Avenue, Suite 8078, New York, NY 10022, Attention: Mr. Suren Ajjarapu.

Participants in the Solicitation

Aesther, Ocean Biomedical and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from Aesther’s stockholders with respect to the proposed Transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of Aesther’s directors and officers in Aesther’s filings with the SEC, including, when filed with the SEC, the preliminary proxy statement and the amendments thereto, the definitive proxy statement, and other documents filed with the SEC. Such information with respect to Ocean Biomedical’s directors and executive officers will also be included in the proxy statement.

No Offer or Solicitation

This Current Report on Form 8-K is not a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transaction and will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1†	Merger Agreement, dated August 31, 2022
10.1	OTC Equity Prepaid Forward Transaction (Backstop Agreement), dated August 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aesther HEALTHCARE ACQUISITION CORP.

By:	/s/ Suren Ajjarapu
Name:	Suren Ajjarapu
Title:	Chief Executive Officer

Date: September 7, 2022

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